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                                                                    Exhibit 4.23

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR STATE SECURITIES LAWS.


No. 5               Right to Purchase Shares of Common Stock of OraPharma, Inc.


                                ORAPHARMA, INC.

                         Common Stock Purchase Warrant

     This is to certify that, FOR VALUE RECEIVED, Frazier Healthcare II, L.P. (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from OraPharma, Inc., a Delaware corporation (the "Company"), 8,850 fully paid, validly issued and nonassessable shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") at an exercise price of $6.46 per share. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

     1.  EXERCISE OF WARRANT.

         a. Exercise for Cash. This Warrant may be exercised in whole or in part at any time or from time to time starting from a period of twelve months and five days after issue until 5:00 p.m. Eastern Standard Time on December 23, 2006 (the "Exercise Period"). This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. The Exercise Price may be paid by bank check, wire transfer or cancellation of indebtedness. As soon as practicable after each such exercise of this Warrant, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.
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         b.  Warrant Exchange.  At any time during the Exercise Period, the
Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section 1(b), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating the Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value, provided that any fractional shares determined by this calculation shall be represented by the issuance of a new Warrant. "Fair Market Value" shall be determined as follows: (1) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market, the Fair Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange or system for the twenty (20) business days ending on the last business day prior to the date for which the determination is being made; or (2) if the Common Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for the twenty (20) business days ending on the last business day prior to the date for which the determination is being made; or (3) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be an amount, not less than book value thereof as at the end of the most recent fiscal quarter of the Company ending prior to the Exchange Date, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     2. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

     3. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock.

     4. ANTIDILUTION PROVISIONS. In the event the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization or is converted into or exchanged for other securities as a result of a merger, consolidation or reorganization in which the Company is the surviving corporation, appropriate adjustments shall be made in the terms of this Warrant, or additional warrants shall be granted to the Holder as shall be equitable and appropriate, or an adjustment in the number and class of shares allocated to, and the Exercise Price of, this Warrant shall likewise be made.

     5.  CERTAIN EXTRAORDINARY TRANSACTIONS.  In the event the Common Stock is

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exchanged for securities, cash or other property of any other corporation or entity as the result of a reorganization, merger or consolidation in which the Company is not the surviving corporation, the dissolution or liquidation of the Company, or the sale of all or substantially all the assets of the Company, the Board of Directors of the Company or the board of directors of any successor corporation or entity may, in its discretion, as to the unexercised portion of this Warrant, (a) provide for payment of an amount equal to the excess of the fair market value of the Warrant Shares, as determined by the Board of Directors of the Company or such board, over the Exercise Price of such Warrant Shares as of the date of the transaction, in exchange for the surrender of the right to exercise this Warrant, or (b) provide for the assumption of this Warrant, or the substitution therefor of new warrants, by the successor corporation or entity.

     6. LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new warrant of like tenor and date.

     7. NO RIGHTS AS STOCKHOLDER. The Holder shall not, as holder of this Warrant, be entitled to vote, if applicable, or to receive dividends or to be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or, if applicable, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised the Warrant and been issued the Warrant Shares in accordance with the provisions hereof.

     8. NON-TRANSFERABILITY. Neither this Warrant nor any Warrant Shares shall be registered under the Securities Act of 1933, as amended, and applicable state securities laws. Therefore, the Company shall require, as a condition of allowing the transfer or exchange of this Warrant or such Warrant Shares, that the Holder of this Warrant or such Warrant Shares, as the case may be, furnish to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such transfer or exchange will be exempt from the registration and prospectus delivery requirements under the Securities Act of 1933, as amended, and applicable state securities laws. The certificates evidencing the Warrant Shares shall bear a legend to the effect that the Warrant Shares evidenced by such certificate have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws and are, therefore, subject to restrictions on transfer.

     9. INVESTMENT REPRESENTATIONS AND WARRANTIES. The Holder hereby represents and warrants to the Company that (a) it has knowledge and experience in financial and business matters sufficient to enable it to evaluate the merits and risks of an investment in the Company; (b) it has assets sufficient to enable it to bear the economic risk of its investment in this Warrant and the Warrant Shares and is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended; (c) it is acquiring this Warrant and, upon exercise, will acquire the Warrant Shares, for its own account, and not with a view to, or for sale in connection with, any distribution thereof; (d) it or its representatives have received from the Company such information with respect to the Company as it has deemed necessary and relevant in connection with this Warrant and the Warrant Shares and it has had the

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opportunity, directly or through such representatives, to ask questions of and receive answers from persons acting on behalf of the Company necessary to verify the information so obtained; and (e) it and its officers, directors, employees and agents have not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with this Warrant and the Warrant Shares.

     10. GOVERNING LAW. This Agreement and all amendments, modifications, alterations, or supplements hereto shall be construed under and governed by the laws of the State of New Jersey and the United States of America, without regard to the principles of conflicts of law thereof.

     11. MISCELLANEOUS. Except as provided in Sections 4 and 5 hereof, this Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     12. EXPIRATION. The right to exercise this Warrant shall expire at 5:00 P.M. Eastern Standard Time on December 23, 2006.

     This Warrant is executed as of the date and year first written above.


Witness:                                   ORAPHARMA, INC.


                                           By:/s/ Michael Kishbauch
---------------------------                   -------------------------------
                                              Michael Kishbauch, President

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                             FORM OF SUBSCRIPTION
                  (To be signed only on exercise of Warrant)



TO: OraPharma, Inc.

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder _______ shares of Common Stock, $.001 par value per share, of OraPharma, Inc. and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to the undersigned at
_____________________________.


Dated:                          _____________________________________________
                                (Signature must conform to name of holder as specified on the face of the Warrant)


                                __________________________________
                                (Address)

                                __________________________________